Third Quarter 2020 Financial Results and Business Update Conference Call

November 11, 2020

Nasdaq: PDLI

Forward-Looking Statements

This presentation contains forward-looking statements including PDL's expectations with respect to revenues, expenses, net income and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, expressed or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- Failure to successfully identify or complete a potential sale, divestiture, spin-off, merger, combination or similar transaction in connection with our monetization strategy, or the failure of any such transaction to yield additional value for shareholders;
- Market conditions or public health risks such as the COVID-19 pandemic, which may affect the timing and/or execution of, and/or amount of net proceeds from, any potential sale, divestiture, spin-off, merger, combination or similar transaction in connection with our monetization strategy;
- Activities by shareholder activists, including a proxy contest or any unsolicited takeover proposal;
- Tax treatment of any distributions we may make in connection with our monetization strategy or dissolution;
- Our ability to utilize our net operating loss carryforwards and certain other tax attributes or positions, including in connection with our monetization strategy;
- The amounts or timing of distributions to stockholders in connection with our monetization strategy or if we file for dissolution, which could be subject to an uncertain amount of claims or other potential liabilities;
- Risks related to the commercialization of our products or those of our counterparties, including but not limited to, competition from other products (including generic products), compliance with laws and regulatory requirements, pricing, intellectual property rights, reliance on a third party for commercialization of our authorized generic product, standards of care as they apply to the use of our products, unexpected changes to tax, import or export rules;
- Our reliance on third-party manufacturers who may not perform as expected;
- The productivity of acquired income generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be under-secured and unable to recuperate our capital expenditures in the transaction;
- Failure to obtain or maintain regulatory approvals relating to our products and those underlying certain of our investments and income generating assets;
- Competitive or market pressures on our products, licensees, borrowers and royalty counterparties;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency exchange rates;
- The outcome of litigation or disputes, including potential product liability; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investor Relations" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

PDL

Strong Progress in Monetizing Assets

- Completed monetization of our operating businesses with the closing of sale of Noden in September and spin-off of LENSAR in October
- Executed the sale of a basket of royalties to SWK Holdings in August
- Transactions have simplified the PDL portfolio and placed PDL in a position to maximize tax benefits provided by the CARES Act
- Entered into a settlement agreement with Wellstat in August
- Received notices in Q3 to convert $11.2 million par value of convertible notes due in December 2021, representing 81% of the remaining 2021 notes
  - After this conversion period, only $3.6 million of the original $150 million of the 2021 and 2024 convertible notes in aggregate will remain outstanding

PDL

Completed Sale of Noden Pharma

- Closed transaction in early September with payments to PDL of up to $52.83 million, which is $4.6 million higher than announced in July
  - Received $12.2 million payment on closing.
  - Due to receive an additional $.52 million as VAT reimbursement in 2021.
  - Additional $33 million to be paid in 12 equal quarterly installments from January 2021 to October 2023
  - Two potential contingent payments totaling $3.25 million
  - Additional $3.86 million to be paid in four equal quarterly installments from January 2023 to October 2023
  - Anticipate that future payments will ultimately be distributed to stockholders during our three-year post-dissolution period
- Transaction may qualify for federal tax benefit under the CARES Act

PDL

Executed Spin-off of LENSAR

- Net assets attributable to LENSAR on September 30, 2020 were $112.4 million
- On October 1st effected spin-off in the form of a dividend involving the distribution of all outstanding LENSAR shares held by PDL to holders of PDL common stock
- On October 2nd LENSAR became a publicly traded entity on Nasdaq
- Distribution of LENSAR shares enabled PDL stockholders to make their own decision regarding the investment
- We believe LENSAR is appropriately resourced to pursue development and launch of its next-generation system, ALLY™ and return to growth post-pandemic

PDL

Reached Wellstat Settlement Agreement

- Announced settlement resolving the previously reported litigation relating to $44.1 million loans made to Wellstat Diagnostics in August 2013
- The Wellstat Parties paid $7.5 million at signing
- The Wellstat Parties can pay either:
  - $5 million by February 10th, 2021 and $55.0 million by July 26th, 2021;or
  - $67.5 million by July 26th, 2021
- If the Wellstat Parties fail to make payment in full by July 26th, 2021, PDL shall be authorized to record judgment for $92.5 million or a lesser amount as may be owed under the agreement

PDL

Royalty Assets and Other Holdings

- Sold Kybella®, Zalviso® and Coflex® royalties to SWK Holdings Corporation for $4.35 million in cash
  - Transaction may qualify for federal tax benefits under the CARES Act
- PDL remaining royalty portfolio includes Glumetza®, Jentadueto® XR, Invokamet® XR and Synjardy® XR, and royalty interest in Cerdelga®
  - Remaining royalties continue to perform well, generating cash earnings of $17.4 million in Q3 vs. $11.2 million in Q2 and $13.2 million in Q1
  - Continue to evaluate a sale under advisement of BofA Securities
  - If unable to secure appropriate value, we may retain these assets and ultimately distribute royalty revenues to our stockholders
- Hold 3.3 million Evofem warrants with an exercise price of $6.38 per share
  - Continue to monitor Evofem and evaluate disposition timing

Filing of Certificate of Dissolution

- Approval of proposal to file of Certificate of Dissolution-authorized by stockholders at 2020 Annual Meeting
- Board decision to file Certificate of Dissolution on January 4, 2021
- Under Delaware Law, PDL will continue its existence for a minimum of 3 years post-dissolution solely for wind-down purposes
- Before distributions, PDL will follow Safe Harbor Procedures to potentially reduce the liability of stockholders and Directors from future claims
  - Safe Harbor Procedures generally require 12-18 months to complete, but may take longer
- Dissolution allows for reduction in G&A expenses as PDL will no longer be a public company
- The first 12-18 months following dissolution will continue to require appropriate resources
- PDL will engage with Nasdaq regarding delisting of common stock after market close on December 31, 2020

PDL

Summary of Net Assets in Liquidation

- At the end of Q3 and prior to LENSAR's spin-off, PDL's net assets in liquidation were $501.9 million
- Net assets attributable to LENSAR on September 30 were $112.4 million
- Excluding LENSAR's assets and liabilities, PDL's net assets in liquidation were $389.5 million on September 30, or $3.41 per share of common PDL stock outstanding
- There is no guarantee that we can fully capture this value and distribute it to our stockholders

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)	Two Months Ended August 31, 2020	Three Months Ended September 30, 2019	Eight Months Ended August 31, 2020	Nine Months Ended September 30, 2019
Product revenue, net	$ 2,831	$ 5,856	$ 10,946	$ 15,860
Lease revenue	703	1,322	2,139	3,854
Service revenue	544	898	2,126	2,510
Royalties from Queen et al. patents	-	-	-	9
License and other	37	(45)	110	(48)
Total revenues	4,115	8,031	15,321	22,185
Cost of product revenue, (excluding intangible asset amortization)	1,127	4,765	6,626	13,494
Amortization of intangible assets	204	321	841	983
Severance and retention	2,400	-	24,713	-
General and administrative expenses	7,224	10,062	29,695	27,067
Sales and marketing	835	1,545	3,322	4,980
Research and development	1,053	4,310	4,374	6,106
Total operating expenses	12,843	21,003	69,571	52,630
Operating loss	(8,728)	(12,972)	(54,250)	(30,445)
Interest and other income, net	26	1,460	608	4,984
Interest expense	(210)	(3,011)	(996)	(8,950)
Gain on sale of intangible assets	-	3,476	-	3,476
Loss on investment	(5,576)	-	(5,576)	-
Loss on extinguishment of convertible notes	-	(3,900)	(606)	(3,900)
Loss from continuing operations before income taxes	(14,488)	(14,947)	(60,820)	(34,835)
Income tax benefit from continuing operations	(3,636)	(3,136)	(17,780)	(6,558)
Net loss from continuing operations	(10,852)	(11,811)	(43,040)	(28,277)
Income (loss) from discontinued operations before income taxes (including loss on classification as held for sale of zero and $28,904, respectively, for the the two and eight months ended August 31, 2020)	191	(4,962)	(57,921)	18,555
Income tax (benefit) expense from discontinued operations	(15,045)	1,193	(23,006)	6,141
Income (loss) on discontinued operations	15,236	(6,155)	(34,915)	12,414
Net income (loss)	4,384	(17,966)	(77,955)	(15,863)
Less: Net loss attributable to noncontrolling interests	(14)	(182)	(659)	(340)
Net income (loss) attributable to PDL's shareholders	$ 4,398	$ (17,784)	$ (77,296)	$ (15,523)
Net income (loss) per share - Basic and Diluted				
Net loss from continuing operations	$ (0.10)	$ (0.10)	$ (0.36)	$ (0.23)
Net income (loss) from discontinued operations	$ 0.14	$ (0.06)	$ (0.30)	$ 0.10
Net income (loss) attributable to PDL's shareholders	$ 0.04	$ (0.16)	$ (0.66)	$ (0.13)

PDL

Condensed Consolidated Statement of Net Assets

(In thousands)		September 30, 2020		(Proforma) September 30, 2020
		(Under Liquidation Basis of Accounting)		
				(Excluding LENSAR)
Assets				
Cash and cash equivalents	$	125,736	$	83,035
Accounts receivable		8,323		5,894
Receivables from asset sales		39,389		39,389
Notes receivable		53,070		52,081
Inventory		13,685		-
Royalty assets		227,738		227,738
Income tax receivable		88,778		76,949
Property and equipment		783		-
Equipment under lease		3,033		-
Intangible assets		42,113		-
Other assets		12,462		7,599
Total assets	$	615,110	$	492,685
Liabilities				
Accounts payable	$	3,639	$	1,290
Accrued liabilities, LENSAR		7,678		-
Uncertain tax positions		34,942		34,942
Compensation and benefit costs		21,219		21,219
Lease guarantee		10,700		10,700
Costs to sell assets		5,007		5,007
Other accrued liquidation costs		14,770		14,770
Convertible notes payable		15,238		15,238
Total liabilities	$	113,193	$	103,166
Net assets in liquidation	$	501,917	$	389,519

PDL

Condensed Royalty Asset Data

	Three Months Ended		Nine Months Ended	
	September 30, 2020 Cash Royalties	September 30, 2019 Cash Royalties	September 30, 2020 Cash Royalties	September 30, 2019 Cash Royalties
Assertio	$ 15,205	$ 23,597	$ 35,222	$ 52,980
VB	137	254	612	748
U-M	2,219	1,574	6,573	4,212
AcelRx	38	80	194	241
KYBELLA	-	59	42	109
	$ 17,599	$ 25,564	$ 42,643	$ 58,290

PDL

Questions & Answers